Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)(1)

(Form Type)

Westpac Banking Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price			Fee Rate		Amount of Registration Fee			Carry Forward Form Type		Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Subordinated Debt Securities	5.405% Subordinated Notes due 2033	Rule 457(r)	US$	1,000,000,000	100.000%		US$	1,000,000,000		0.0000927		US$	92,700
	Ordinary Shares	Ordinary Shares	Rule 457(i)				(2)			(2)		(2)			(3)		(3)
Total								US$	1,000,000,000				US$	92,700

[1]	Final Prospectus Supplement
[2]	Represents an indeterminate number of fully paid ordinary shares in the capital of the registrant, which we refer to as the Ordinary Shares, that may be issued from time to time upon conversion of the 5.405% Subordinated Notes due 2033.
[3]	Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Ordinary Shares underlying the notes because no additional consideration is to be received in connection with the exercise of the conversion privilege.